EXHIBIT 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following Unaudited Pro Forma Condensed Consolidated Financial Statements of Emdeon Corporation (“Emdeon”) present financial information giving effect to the sale of Emdeon Practice Services, Inc, accounted for in accordance with Statement of Financial Accounting Standards No. 144 (As Amended), “Accounting for the Impairment or Disposal of Long-Lived Assets.” The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2006 presents the consolidated financial position of Emdeon, giving effect to the disposition as if it had occurred on June 30, 2006. The Unaudited Pro Forma Condensed Consolidated Statements of Operations for the six months ended June 30, 2006 and for the years ended December 31, 2005, 2004 and 2003 present the consolidated results of operations of Emdeon, giving effect to the disposition as if had occurred on January 1, 2003.

The historical consolidated financial statements of Emdeon have been adjusted to give effect to pro forma events that are (1) directly attributable to the sale, (2) factually supportable, and (3) with respect to the statements of operations, not expected to have a continuing impact on the consolidated results. You should read this information in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed consolidated financial statements, which describe certain estimates and assumptions made in preparing such financial statements and in making the adjustments reflected therein;

•	Emdeon’s separate historical unaudited financial statements as of and for the six months ended June 30, 2006 included in Emdeon’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2006; and

•	Emdeon’s separate historical financial statements for the three years ended December 31, 2005, 2004 and 2003 included in Emdeon’s Annual Report on Form 10-K for the year ended December 31, 2005.

The unaudited pro forma condensed consolidated financial statements have been prepared for informational purposes only. The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of what the financial position or results of operations actually would have been had the sale been completed at the dates indicated. In addition, the unaudited pro forma condensed consolidated financial statements do not purport to project the future financial position or results of operations of Emdeon.

EMDEON CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF JUNE 30, 2006
(In thousands)

	As	Discontinued	Pro Forma		Pro Forma
	Reported	Operations (b)	Adjustments		Adjusted

ASSETS
Cash and cash equivalents	$92,210	$(2,710)	$524,000	(a)	$613,500
Short-term investments	296,750	—	—		296,750
Accounts receivable, net	239,024	(35,594)	—		203,430
Inventory	14,486	(3,500)	—		10,986
Prepaid expenses and other current assets	36,079	(4,060)	—		32,019
Assets related to discontinued operations	—	247,801	(247,801	)(b)	—

Total current assets	678,549	201,937	276,199		1,156,685
Marketable equity securities	2,944	(54)	—		2,890
Property and equipment, net	126,376	(17,748)	—		108,628
Goodwill	1,110,521	(179,460)	(18,077	)(c)	912,984
Intangible assets, net	238,213	(4,477)	—		233,736
Other assets	47,837	(198)	35,000	(a)	82,639

TOTAL ASSETS	$2,204,440	$—	$293,122		$2,497,562

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$15,135	$(3,371)	$—		$11,764
Accrued expenses	158,249	(13,055)	13,073	(d)	158,267
Deferred revenue	125,811	(45,584)	—		80,227
Liabilities related to discontinued operations	—	62,718	(62,718	)(b)	—

Total current liabilities	299,195	708	(49,645)		250,258

Convertible notes	650,000	—	—		650,000

Other long-term liabilities	15,946	(708)	—		15,238

Minority interest in WebMD Health Corp.	53,811	—	—		53,811

Convertible redeemable exchangeable preferred stock	98,650	—	—		98,650

Stockholders’ equity	1,086,838	—	342,767		1,429,605

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,204,440	$—	$293,122		$2,497,562

EMDEON CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2006
(In thousands, except per share data)

		Less
		Discontinued	Pro Forma	Pro Forma
	As Reported	Operations (e)	Adjustments (f)	Adjusted

Revenue:
Services	$615,346	$(124,798)	$27,803	$518,351
Products	78,654	(28,180)	—	50,474

Total revenue	694,000	(152,978)	27,803	568,825
Costs of operations:
Services	354,202	(67,958)	27,740	313,984
Products	38,211	(15,980)	—	22,231

Total cost of operations	392,413	(83,938)	27,740	336,215
Development and engineering	30,197	(12,276)	—	17,921
Sales, marketing, general and administrative	178,840	(36,690)	63	142,213
Depreciation and amortization	38,309	(4,534)	—	33,775
Legal expense	817	—	—	817
Advisory expenses	4,104	(2,032)	—	2,072
Interest income	8,854	(3)	—	8,851
Interest expense	9,359	—	—	9,359

Income from continuing operations before income tax provision and minority interest	48,815	(13,511)	—	35,304
Income tax provision	9,996	(1,388)	—	8,608
Minority interest in WebMD Health Corp., net of tax	(793)	—	—	(793)

Income from continuing operations	$39,612	$(12,123)	$—	$27,489

Income from continuing operations per common share:
Basic	$0.14			$0.10

Diluted	$0.13			$0.09

Weighted-average shares outstanding used in computing income from continuing operations per common share:
Basic	286,141			286,141

Diluted	296,107			296,107

EMDEON CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2005
(In thousands, except per share data)

		Less
		Discontinued	Pro Forma	Pro Forma
	As Reported	Operations (e)	Adjustments (f)	Adjusted

Revenue:
Services	$1,123,646	$(245,144)	$53,771	$932,273
Products	153,233	(59,031)	—	94,202

Total revenue	1,276,879	(304,175)	53,771	1,026,475
Costs of operations:
Services	641,754	(140,254)	53,708	555,208
Products	75,293	(34,847)	—	40,446

Total cost of operations	717,047	(175,101)	53,708	595,654
Development and engineering	58,494	(22,841)	—	35,653
Sales, marketing, general and administrative	333,288	(78,464)	63	254,887
Depreciation and amortization	71,767	(10,862)	—	60,905
Legal expense	17,835	—	—	17,835
Loss on investments	6,365	—	—	6,365
Interest income	21,531	(4)	—	21,527
Interest expense	16,324	(2)	—	16,322
Other expense, net	3,765	—	—	3,765

Income from continuing operations before income tax provision and minority interest	73,525	(16,909)	—	56,616
Income tax benefit	(357)	(644)	—	(1,001)
Minority interest in WebMD Health Corp., net of tax	908	—	—	908

Income from continuing operations	$72,974	$(16,265)	$—	$56,709

Income from continuing operations per common share:
Basic	$0.21			$0.17

Diluted	$0.21			$0.16

Weighted-average shares outstanding used in computing income from continuing operations per common share:
Basic	341,747			341,747

Diluted	352,852			352,852

EMDEON CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2004
(In thousands, except per share data)

		Less
		Discontinued	Pro Forma	Pro Forma
	As Reported	Operations (e)	Adjustments (f)	Adjusted

Revenue:
Services	$1,006,192	$(234,648)	$53,861	$825,405
Products	154,159	(61,467)	—	92,692

Total revenue	1,160,351	(296,115)	53,861	918,097
Costs of operations:
Services	593,467	(149,684)	53,861	497,644
Products	72,964	(34,319)	—	38,645

Total cost of operations	666,431	(184,003)	53,861	536,289
Development and engineering	54,161	(21,020)	—	33,141
Sales, marketing, general and administrative	324,027	(79,511)	—	244,516
Depreciation and amortization	57,765	(9,058)	—	48,707
Legal expense	9,230	—	—	9,230
Restructuring and integration charge	4,535	—	—	4,535
Gain on investments	457	—	—	457
Interest income	18,717	(1)	—	18,716
Interest expense	19,253	(2)	—	19,251
Other income, net	121	(121)	—	—

Income from continuing operations before income tax provision	44,244	(2,643)	—	41,601
Income tax provision	4,910	(687)	—	4,223

Income from continuing operations	$39,334	$(1,956)	$—	$37,378

Income from continuing operations per common share:
Basic	$0.12			$0.12

Diluted	$0.12			$0.11

Weighted-average shares outstanding used in computing income from continuing operations per common share:
Basic	320,080			320,080

Diluted	333,343			333,343

EMDEON CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2003
(In thousands, except per share data)

		Less
		Discontinued	Pro Forma	Pro Forma
	As Reported	Operations (e)	Adjustments (f)	Adjusted

Revenue:
Services	$799,268	$(222,542)	$45,336	$622,062
Products	164,712	(80,098)	—	84,614

Total revenue	963,980	(302,640)	45,336	706,676
Costs of operations:
Services	492,555	(155,380)	45,336	382,511
Products	72,384	(37,085)	—	35,299

Total cost of operations	564,939	(192,465)	45,336	417,810
Development and engineering	42,985	(18,169)	—	24,816
Sales, marketing, general and administrative	282,482	(74,297)	—	208,185
Depreciation and amortization	62,434	(10,959)	—	51,475
Legal expense	3,959	—	—	3,959
Gain on investments	1,659	—	—	1,659
Interest income	22,901	(46)	—	22,855
Interest expense	15,214	(13)	—	15,201
Other income, net	4,218	—	—	4,218

Income from continuing operations before income tax provision	20,745	(6,783)	—	13,962
Income tax provision	4,140	(451)	—	3,689

Income from continuing operations	$16,605	$(6,332)	$—	$10,273

Income from continuing operations per common share:
Basic and diluted	$0.05			$0.03

Weighted-average shares outstanding used in computing income from continuing operations per common share:
Basic	304,858			304,858

Diluted	325,811			325,811

NOTES TO THE UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS

The pro forma adjustments related to the Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2006 assume the disposition took place on June 30, 2006 and are as follows:

(a) Represents estimated total cash proceeds from the sale of $565 million, net of approximately $35 million for the security escrow included in other assets and approximately $6 million of costs related to the transaction which excludes $2 million of transaction costs already reported in Emdeon’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2006. These amounts do not reflect any adjustments based on net working capital as of the closing.

(b) Represents the elimination of the assets and liabilities of Emdeon Practice Services.

(c) Reflects an estimate of the reversal of the portion of the income tax valuation allowances that were originally established in connection with the purchase accounting of prior acquisitions. These income tax valuation allowances were reversed as a result of the utilization of Emdeon’s net operating loss carryforwards in connection with the gain on this transaction.

(d) Represents an estimate of the federal, state and other taxes payable in connection with the gain on this transaction.

The pro forma adjustments to the Unaudited Pro Forma Condensed Consolidated Statements of Operations for the six months ended June 30, 2006 and for the years ended December 31, 2005, 2004 and 2003 assume the disposition took place on January 1, 2003 and are as follows:

(e) Represents the reduction of revenue and expenses as a result of the disposition of Emdeon Practice Services. These amounts do not consider any allocation of corporate overhead to the companies that were divested.

(f) Represents an adjustment to add back inter-company transactions between Emdeon Practice Services and other Emdeon businesses, which were previously eliminated in consolidation. The inter-company revenue is primarily comprised of (i) print-and-mail services and electronic data interchange (“EDI”) services provided by Emdeon Business Services to the Emdeon Practice Services customer base which was $23.5 million for the six months ended June 30, 2006 and $44.6 million, $43.2 million and $36.8 million for the years ended December 31, 2005, 2004 and 2003, respectively, and (ii) rebate activity, related to the submission of EDI transactions, which was reflected as revenue of Emdeon Practice Services and expense of Emdeon Business Services in the amount of $4.3 million for the six months ended June 30, 2006 and $9.1 million, $10.7 million and $8.5 million for the years ended December 31, 2005, 2004 and 2003, respectively. Rebate revenue is included in the Discontinued Operations column as it will not be included in revenue of the continuing operations.